REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of December 28, 1996 and January 3, 1998 and for the period from inception (September 18, 1996) to December 28, 1996 and for the year ended January 3, 1998 included in this registration statement and have issued our report thereon dated January 17, 1998. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.




/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
January 17, 1998



              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


                                                Balance at
                                                beginning                                                  Balance at
                         Description            of period            Additions         Deductions         end of period
Allowance for Doubtful Accounts:
   Period from Inception (September
     18, 1996) through December 28, 1996...... $   269,000            119,000                  -           $  388,000

   Year Ended January 3, 1998.................     388,000            481,000            255,000              614,000

Store Closure Reserve:
   Period from Inception (September
     18, 1996) through December 28, 1996......   5,060,000                  -            305,000            4,755,000

   Year Ended January 3, 1998..................  4,755,000          3,257,000          2,546,000            5.466,000
